EXHIBIT 99.1

REAL INDUSTRY AND REAL ALLOY’S U.S. OPERATIONS INITIATE

CHAPTER 11 PROCEEDINGS

Real Alloy’s operations in Germany, United Kingdom, Norway, Canada and Mexico are not included in the filing

Real Alloy’s U.S. operations obtain additional liquidity through DIP financing

NEW YORK, November 17, 2017 – Real Industry, Inc. (NASDAQ: RELY)  (“Real Industry” or the “Company”) today announced that it has initiated restructuring efforts through the filing of a petition for voluntary Chapter 11 reorganization in the U.S. Bankruptcy Court for the District of Delaware.

In conjunction, Real Alloy Holding, Inc. and its U.S. subsidiaries (“Real Alloy”) today filed petitions for voluntary Chapter 11 reorganization in the U.S. Bankruptcy Court for the District of Delaware.  Real Alloy’s operations in Germany, United Kingdom, Norway, Canada and Mexico and its Goodyear, Ariz. joint venture are not included in these filings. During the Chapter 11 process, Real Alloy expects to conduct business as usual in the United States and worldwide and to continue to provide customers, suppliers and other business partners with the high level of service and performance they have come to expect from Real Alloy.

Summary Points on Chapter 11 Proceedings:

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Real Alloy has entered into an agreement in principle with its existing asset-based facility lender and certain of its bondholders for continued use of its $110 million asset-based lending facility and up to $85 million of additional liquidity through debtor-in-possession (“DIP”) financing that will provide Real Alloy the ability to continue to fund ongoing business operations.

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This DIP financing is a consensual arrangement executed with Real Alloy’s principal lender and holders of a majority of its bonds, with the ability to provide Real Alloy with immediate incremental liquidity.

-	This substantially increased liquidity at Real Alloy provides it with the financial flexibility to continue to serve its customers and pay its suppliers.
-	Real Industry will initiate a plan of reorganization to preserve the value of its net operating loss tax carryforwards (“NOLs”).

Real Alloy

Real Alloy’s operations in the United States have been affected by severely tightened liquidity during the past year, due in part to recently constrained trade credit terms, which hindered Real Alloy’s ability to timely refinance its $305 million 10% senior secured notes due January 2019 (“Senior Secured Notes”) or to expand borrowing capacity under its asset-based lending facility. An extensive review by the Real Industry Board of Directors,  Real Alloy Board, management, and advisors determined it would be in the best interest of all Real Alloy stakeholders to initiate the Chapter 11 proceedings.

Real Alloy will undertake this process with enhanced liquidity in the form of DIP financing including a combination of continued use of Real Alloy’s $110 million asset-based lending facility, and up to $85 million in incremental liquidity provided by certain holders of the Senior Secured Notes to maintain normal operations while Real Alloy continues the process of improving its long-term capitalization, including addressing the Senior Secured Notes. The DIP financing also includes the conversion of $170 million of Senior Secured Notes into new notes. Subject to court approval, which is anticipated shortly, this DIP financing combined with funds generated from ongoing operations will be used to support Real Alloy’s normal operating and working capital requirements, including employee wages, salaries and benefits, and

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supplier payments during the reorganization effort under Chapter 11. Real Alloy has filed the customary motions in order to make these and other normal operating payments during the Chapter 11 proceedings and expects to receive such approval shortly.

Not included in the Chapter 11 filings are Real Alloy’s operations in Germany, United Kingdom, Norway, Canada, and Mexico and its Goodyear, Ariz. joint venture. Real Alloy’s European operations are funded by their own generated cash flows and through a dedicated €50-million Factoring Facility. As part of the reorganization, Real Alloy will not draw funds out of Real Alloy Europe to support North American needs, and further, up to $20 million of the DIP financing will be reserved for potential funding required by Real Alloy Europe. Real Alloy’s Mexican, Canadian and Goodyear, Ariz. joint venture operations are similarly supported by their own cash flows.

Real Industry

As a holding company, Real Industry relies on the operations of its subsidiaries and external financing sources for its liquidity needs. During the past year, the holding company’s liquidity and financial position declined to levels where the Board of Directors of the Company concluded that it was in the best interests of the Company to reorganize under a Chapter 11 filing. Real Industry has initiated efforts to develop a plan of reorganization to attempt to preserve the value of the NOLs. During this process, the Company will cut costs to maintain as much liquidity as possible.

Management

Mr. Terry Hogan will continue to lead Real Alloy as President,  and he has been elected to the Real Alloy Board of Directors.

In connection with the filing of Chapter 11 proceedings, Mr. Michael Hobey has been named President and Interim Chief Executive Officer at Real Industry, and he will continue to serve as Chief Financial Officer at the Company. Mr. Hobey will also serve as Chief Financial Officer at Real Alloy.

Mr. Kyle Ross will continue to serve as Chief Investment Officer at Real Industry. Mr. Ross has resigned from the Real Industry Board of Directors.

Additional Information

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/realindustry.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss,  among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11

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proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with our holders of our Senior Secured Notes, our asset-based facility lender, and our trade creditors; risks and uncertainties with performing under the terms of the DIP financing and any other arrangement with lenders or creditors while in Chapter 11 proceedings; our ability to retain employees, suppliers and customers as a result of Chapter 11 proceedings; Real Alloy’s ability to conduct business as usual in the United States and worldwide; Real Alloy’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from Real Alloy; Real Alloy’s ability to continue to pay suppliers; Real Alloy’s ability to fund ongoing business operations through the DIP financing; the use of the funds anticipated to be received in the DIP financing; the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 proceedings may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; Real Industry’s ability to secure operating capital; our ability to take advantage of opportunities to acquire assets with upside potential; Real Industry’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the bankruptcy court; negotiations with our debtholders and creditors; our ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the DIP financing and any other financial arrangement while in Chapter 11 proceedings; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of any changes in U.S. or non-U.S. tax laws on our operations or the value of our NOLs; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

Contact
Real Industry, Inc.	The Equity Group, Inc.
Jeehae Shin	Adam Prior
(212) 201-4126	(212) 836-9606
investor.relations@realindustryinc.com	aprior@equityny.com

Carolyne Y. Sohn
(415) 568-2255
csohn@equityny.com